Exhibit 10.2

[Fleming Securities, Inc. Letterhead]

September 30, 2006

Ms. Paulita M. LaPlante

President and Chief Executive Officer

Optical Sensors Incorporated d.b.a. väsamed

7615 Golden Triangle Drive, Suite C

Eden Prairie, Minnesota 55344

Ms. LaPlante:

This letter will confirm our agreement (i) to extend the termination date for the sale of Notes and Warrants under the Selling Agency Agreement dated February 6, 2006, as amended effective July 25, 2006 (the “Agency Agreement”), from September 30, 2006 to and including January 6, 2007 and (ii) increase the aggregate principal amount of the convertible promissory notes from $4,500,000 to $5,647,950 to be issued and sold under the Agency Agreement.

Please return to me an executed copy of this letter to confirm our understanding.

Sincerely,

Fleming Securities, Inc.

By	/s/ Hayden R. Fleming
Hayden R. Fleming, President

Agreed:

Optical Sensors Incorporated d.b.a. väsamed

By	/s/ Paulita M. LaPlante
Paulita M. LaPlante, President and Chief Executive Officer